Exhibit 99.1

Provention Bio Reports First Quarter 2021 Financial Results and Provides Business Update

RED BANK, N.J., May 6, 2021 - Provention Bio, Inc. (Nasdaq: PRVB), a biopharmaceutical company dedicated to intercepting and preventing immune-mediated disease, today reported financial results and provided a business update for the first quarter ended March 31, 2021.

“The first quarter of 2021 marked another quarter of strong execution across Provention Bio as we continue to advance our portfolio of autoimmunology therapeutic candidates focused on intercepting and preventing life-threatening and life-impacting diseases,” stated Ashleigh Palmer, CEO of Provention Bio. Mr. Palmer continued, “Our near-term focus is appropriately concentrated on the BLA filing for teplizumab and the upcoming FDA Advisory Committee meeting on May 27. We believe this Advisory Committee meeting’s agenda will include examination of type 1 diabetes unmet need and the safety and efficacy of teplizumab from the TN-10 trial supported by data from other historic studies in newly diagnosed patients. Also, we concurrently continue to make great progress advancing all of our other autoimmunology pipeline candidates, which positions us very well for numerous important data catalysts over the course of the next 12 to 24 months.”

First Quarter 2021 and Recent Corporate Highlights:

FDA Filing of a BLA and Priority Review for Teplizumab for the Delay of Progression to Stage 3 Clinical Type 1 Diabetes in At-risk Individuals

In January, Provention Bio announced that the Biologics License Application (BLA) for teplizumab for the delay of progression to Stage 3 clinical type 1 diabetes (T1D) in at-risk individuals had been filed by the U.S. Food and Drug Administration (FDA).

In April, the Company provided regulatory updates, stating that it had received communications from the FDA and met with the FDA regarding comparability between the Company’s proposed commercial drug product and drug product used historically in clinical trials originating with drug substance manufactured by Eli Lilly over a decade ago. Specifically, the FDA reported at the meeting that it had concluded that the pharmacokinetic (PK) profiles of the two drug products evaluated in the Company’s single, low-dose pharmacokinetic/pharmacodynamic (PK/PD) bridging study conducted in healthy volunteers are not comparable, since the intended commercial product did not meet the pre-specified 80-125% PK area under the curve (AUC) comparability target range. The FDA also stated that it cannot be certain if this observation is not clinically relevant, given that the relationship between lymphocyte reduction, a PD marker, which was comparable in the PK/PD bridging study, and clinical efficacy, has yet to be fully validated.

The FDA emphasized its understanding of the high unmet need associated with delaying the onset of clinical-stage T1D and reconfirmed the FDA’s willingness to work with the Company to find a satisfactory solution. Nevertheless, the Company is reiterating previous guidance that the FDA’s PK comparability considerations are likely to result in a delay in potential BLA approval timelines and that the specifics of such delay will depend upon the outcome of ongoing discussions with the FDA to find a solution, including potentially providing FDA reviewers with PK/PD data from the Company’s on-going Phase 3 PROTECT study in newly diagnosed patients.

The FDA also informed the Company that it plans to mention its PK comparability review in the clinical pharmacology summary of its briefing materials for the Advisory Committee meeting on May 27, along with a statement that the FDA is working with the Company to find a solution. It is the Company’s understanding that since the FDA’s PK comparability considerations do not bear on the benefit-risk assessment of the TN-10 study clinical data package, no comparability related questions or discussion topics are planned for the meeting.

The FDA also recommended that both the FDA and the Company update their Advisory Committee briefing materials to reflect the removal of the term “prevention” from the previously proposed indication, as the remaining term “delay” more accurately reflects the results of the TN-10 trial.

Announced Publication of Extended Follow-up Data from the Pivotal “At-Risk” TN-10 Study of Teplizumab in Science Translational Medicine

In March, Provention Bio announced that extended follow-up data from the pivotal “At-Risk” TN-10 Study were published in Science Translational Medicine. Results show that a single 14-day infusion course of teplizumab (PRV-031) delayed the onset of clinical disease and insulin dependence in at-risk T1D patients by approximately three years (median of 32.5 months), adding approximately one year to previously reported results. The TN-10 Study was conducted through the Type 1 Diabetes TrialNet, an international research collaboration aimed at discovering ways to delay or prevent T1D.

PROTECT Phase 3 Trial Evaluating Teplizumab in Patients with Recent Onset Type 1 Diabetes

Provention Bio is currently also evaluating teplizumab in patients with newly diagnosed insulin-dependent T1D in the Phase 3 PROTECT study, and expects to complete enrollment of the study in the second half of this year.

PREVAIL Phase 2a Trial Evaluating PRV-3279 in Systemic Lupus Erythematosus

Provention Bio remains on track to initiate a Phase 2a trial of PRV-3279, an investigational DART® (bispecific antibody-based molecule) targeting the B cell surface proteins CD32B and CD79B in the second half of 2021.

Key Findings from Pre-clinical Proof-of-concept Study for PRV-3279 for the Prevention of Immunogenicity of Gene Therapy

In January, Provention Bio reported results from a pre-clinical proof-of-concept study for PRV-3279, an investigational humanized bispecific biologic molecule targeting the B cell surface proteins CD32B and CD79B, conducted in a murine model of gene therapy for Pompe disease. The Company plans to submit the data from this study for presentation at an upcoming medical conference later in 2021.

Announced Strategic Collaboration to Develop and Commercialize PRV-3279 in Greater China with Huadong

In February, the Company entered into a strategic collaboration with Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd., (Huadong), a wholly-owned subsidiary of Huadong Medicine Co., Ltd. to develop and commercialize PRV-3279, an investigational DART® (bispecific antibody-based molecule) targeting the B cell surface proteins CD32B and CD79B, in Greater China which includes, mainland China, Hong Kong, Macau and Taiwan. Under the terms of the agreement, Provention Bio received an upfront payment of $6 million, and will receive up to $11.5 million in research, development, and manufacturing funding, and up to $172 million in potential development, regulatory and commercial milestone payments. Provention Bio is also eligible to receive low double-digit royalties as a percentage of net sales of PRV-3279 by Huadong in Greater China.

PROACTIVE Phase 2b study of PRV-015 in Non-responsive Celiac Disease

Provention Bio is conducting a Phase 2b dose-finding, placebo-controlled study of PRV-015, an investigational anti-interleukin-15 monoclonal antibody in adults with non-responsive Celiac Disease. The study expects to enroll 220 adult Celiac patients not responding to gluten-free diet. Provention Bio expects top-line results from this study in 2022.

PROVENT Phase 1 Healthy Volunteer study of PRV-101 Coxsackievirus B Vaccine

Provention Bio completed enrollment of the PROVENT (PROtocol for coxsackievirus VaccinE in healthy voluNTeers) study in April of this year, a first-in-human study of its polyvalent inactivated coxsackievirus B (CVB) vaccine candidate, PRV-101. Provention Bio is developing PRV-101 for the prevention of acute CVB infection and the potential delay or prevention of T1D and celiac disease. The Company expects top-line first-in-human data in the fourth quarter of this year.

Financial Highlights:

As of March 31, 2021, Provention Bio had cash and cash equivalents and marketable securities of $207.2 million. In the first quarter, the Company completed an underwritten public offering that generated aggregate net proceeds of $102.3 million. The Company also received a $6.0M upfront payment from its strategic collaboration with Huadong to develop and commercialize PRV-3279 in Greater China. The Company expects to recognize revenue under this agreement on a proportional performance basis as the Company conducts the development activities contemplated by the agreement.

Net loss for the first quarter 2021 was $32.4 million, or $0.52 per basic and diluted share, compared to a net loss of $12.6 million, or $0.26 per basic and diluted share, for the same period in 2020. The increase in net loss was primarily attributable to a $10.6 million increase in research in development expenses, driven primarily by costs for our teplizumab program, including the PROTECT study, manufacturing and regulatory activities, and the build out of our medical affairs infrastructure and medical education programs to support teplizumab. Also contributing to the net loss was a $9.0 million increase in general and administrative expenses, including $5.1 million in pre-commercial expenses and $3.9 million in other corporate costs as we continue to build out our commercial and corporate infrastructure.

Cash-based operating expenses were $29.5 million for the three months ended March 31, 2021. The Company expects our cash-based operating expenses to be in the range of $30 to $35 million in the second quarter of 2021. Provention Bio expects its current cash, cash equivalents and marketable securities will be sufficient to fund projected operating requirements for at least the next 12 months.

RBC Capital Markets Global Healthcare Conference

Additionally, the company announced it will participate in a fireside chat presentation at the 2021 RBC Capital Markets Global Healthcare Conference on Tuesday, May 18, 2021, at 10:20 am E.T.

A webcast of the presentation can be accessed by visiting the Events and Webcasts section of the Company’s website: http://investors.proventionbio.com/events. The webcast will be archived on the Company’s website for 30 days following the presentation.

Conference Call and Webcast Information:

Provention Bio will discuss these business updates and first quarter financial results via conference call today at 8:00 am ET. To access the call, please dial 1-877-870-4263 (domestic) or 1-412-317-0790 (international) ten minutes prior to the start time and ask to be connected to the “Provention Bio Call.” An audio webcast will also be available on the “Events and Webcasts” page of the Investors section of the Company’s website, www.proventionbio.com. An archived webcast will be available on the Company’s website approximately two hours after the conference call.

About Provention Bio, Inc.:

Provention Bio, Inc. (Nasdaq: PRVB) is a biopharmaceutical company focused on advancing the development of investigational therapies that may intercept and prevent debilitating and life-threatening immune-mediated disease. The Biologics License Application (BLA) for teplizumab, its lead investigational drug candidate, for the delay of progression to Stage 3 clinical T1D in at-risk individuals, has been filed by the U.S. Food and Drug Administration (FDA). The Company’s pipeline includes additional clinical-stage product candidates that have demonstrated in pre-clinical or clinical studies proof-of-mechanism and/or proof-of-concept in other autoimmune diseases, including celiac disease and lupus. Visit www.ProventionBio.com for more information and follow us on Twitter: @ProventionBio.

Internet Posting of Information:

Provention Bio, Inc. uses its website, www.proventionbio.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website in the “News” section. Accordingly, investors should monitor this portion of the Company’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.

Forward Looking Statements:

Certain statements in this press release are forward-looking, including but not limited to, statements relating to regulatory review of the BLA submission for teplizumab and the potential approval of teplizumab, including a delay relating to the same; the potential therapeutic effects and safety of teplizumab and the FDA’s willingness to work with us to find a solution to the teplizumab comparability issue between our proposed commercial product and drug product used historically in clinical trials originating from drug substance manufactured by Eli Lilly, including potentially providing FDA reviewers with PK/PD data from our on-going Phase 3 PROTECT study in newly diagnosed patients; anticipated timing for the Phase 2a trial of PRV-3279; anticipated timing of top-line results for our product candidates; our current expectations regarding the ability of our cash, cash equivalents and marketable securities to fund our projected operating requirements for at least the next 12 months; and expected cash-based operating expenses for the second quarter of 2021. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on the Company’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to delays in or failure to obtain FDA approvals for teplizumab or other Company product candidates and the potential for noncompliance with FDA regulations; any inability to successfully work with FDA to find a satisfactory solution to address its concerns in a timely manner or at all, including any inability to provide the FDA with PK/PD data from our on-going Phase 3 PROTECT study or other data sufficient to support an approval of the BLA for teplizumab; the potential impacts of COVID-19 on our business and financial results; changes in law, regulations, or interpretations and enforcement of regulatory guidance; uncertainties of patent protection and litigation; the Company’s dependence upon third parties; substantial competition; the Company’s need for additional financing and the risks listed under “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 and any subsequent filings with the Securities and Exchange Commission. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Provention does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Investor Contacts:

Robert Doody, VP of Investor Relations

rdoody@proventionbio.com

484-639-7235

Sam Martin, Argot Partners
sam@argotpartners.com
212-600-1902

Media Contact:
Lori Rosen, LDR Communications

lori@ldrcommunications.com

917-553-6808

###Financial Tables to Follow

Provention Bio, Inc.

Selected Financial Data (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Statement of Operations Data:
Operating expenses:
Research and development	$19,687	$9,090
General and administrative	12,781	3,775
Total operating expenses	32,468	12,865
Loss from operations	(32,468)	(12,865)
Interest income, net	28	283
Loss before income tax benefit	(32,440)	(12,582)
Income tax benefit	—	—
Net loss	$(32,440)	$(12,582)

Net loss per common share, basic and diluted	$(0.52)	$(0.26)
Weighted average common shares outstanding, basic and diluted	62,263	47,699

	March 31, 2021	December 31, 2020
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$207,205	$121,824
Total assets	$213,786	$128,519
Total liabilities	$29,919	$17,445
Accumulated deficit	$(210,082)	$(177,642)
Total stockholders’ equity	$183,867	$111,074